
<ARTICLE> 5
<LEGEND>
**Values represent the interim year-to-date figures. All Division of Corporation Finance Schedules will consist of a SINGL containing information for a complete fiscal year as well as for an interim period is the first filing submitted with new finan use two columns--one for the year period and a second for the interim period. Financial Data Schedules for Investment Man numbers.
Each schedule may contain up to five columns of numbers; however, most will contain ONLY ONE.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                          49,323
<SECURITIES>                                     7,275
<RECEIVABLES>                                   10,748
<ALLOWANCES>                                   (1,612)
<INVENTORY>                                      2,963
<CURRENT-ASSETS>                                75,937
<PP&E>                                         120,941
<DEPRECIATION>                                (12,744)
<TOTAL-ASSETS>                                 218,533
<CURRENT-LIABILITIES>                           55,750
<BONDS>                                         77,280
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            86
<OTHER-SE>                                      78,395
<TOTAL-LIABILITY-AND-EQUITY>                   218,533
<SALES>                                        110,538
<TOTAL-REVENUES>                               110,538
<CGS>                                                0
<TOTAL-COSTS>                                   96,183
<OTHER-EXPENSES>                                 1,423
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 12,932
<INCOME-TAX>                                     4,914
<INCOME-CONTINUING>                              8,018
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     8,018
<EPS-BASIC>                                        .93
<EPS-DILUTED>                                      .83

